Exhibit 99.1

HCI Group Announces Confidential Submission of Draft Registration Statement for Proposed Initial Public Offering of TypTap Insurance Group, Inc.

Tampa, Fla. – August 5, 2021 – HCI Group, Inc. (NYSE:HCI) today announced that its subsidiary, TypTap Insurance Group, Inc., has confidentially submitted a draft registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) relating to a proposed initial public offering of TypTap’s common stock. The size and price range for the proposed offering have not yet been determined. The initial public offering is expected to commence after the completion of the SEC review process, subject to market and other conditions. There is no assurance that the initial public offering will be completed.

This press release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended (the “Securities Act”) and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

Company Contact:

Rachel Swansiger, Esq.

Investor Relations

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com